Exhibit 4.13

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 13, 2022 (the “Amendment Effective Date”), is entered into by and among SatixFy Communications Ltd, a limited liability company organized under the laws of Israel with company registration number 51-613503-5 (the “Borrower”), the lenders party hereto (the “Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

The Loan Parties, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of February 1, 2022 (as amended, restated or modified from time to time to date, the “Credit Agreement”).  The Loan Parties have requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement.  The Administrative Agent and the Lenders party hereto, who constitute the Required Lenders, have agreed to such request, subject to the terms and conditions hereof.

AGREEMENT

Accordingly, the parties hereto agree as follows:

SECTION 1        Definitions; Interpretation.

(a)          Terms Defined in Credit Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)          Interpretation.  The rules of interpretation set forth in Section 1.02 and Section 1.03 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2        Amendments to the Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)          Section 6.12 (IIA Grants) of the Credit Agreement is amended in its entirety and replaced with the following:

“Section 6.12.          IIA Grants.  From the Effective Date, the Borrower will not, and will not permit any Subsidiary to, accept or receive any grant or funding from the Israeli Innovation Authority nor shall it apply for or request any change or increase to any existing grant or funding, without the prior written consent of the Required Lenders other than with respect to funding under the consortium arrangement to be applied for on September 15, 2022 to the Israeli Innovation Authority led by Elbit Systems Ltd and entitled 'maagad meta chomarim' ("מאגד מטא חומרים") in form substantially similar to what was provided to the Lenders by the Borrower on August 15, 2022; provided that (i) in connection with such funding, such consortium arrangement and any transactions related thereto, Borrower and its Subsidiaries shall not be required to, nor shall the Borrower or any Subsidiary grant licenses with respect to any background Intellectual Property of the Borrower and its Subsidiaries to any third party (including, without limitation, any members of the consortium), (ii) any such funding shall have provided by the Israeli Innovation Authority by December 31, 2025, and (iii) the amount of such funding shall not exceed $2,750,000 in the aggregate.”

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(b)          Clause (d) of Article VII of the Credit Agreement is amended in its entirety and replaced with the following:

    “(d)          any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01(a), 5.01(b), 5.01(c), 5.02(a), 5.03 (with respect to the existence of any Loan Party), 5.10 or in Article VI;”

(c)          References Within Credit Agreement.  Each reference in the Credit Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

SECTION 3        Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)          Amendment.  The Administrative Agent shall have received this Amendment, executed by the Administrative Agent, the Lenders and the Borrower.

(b)          Representations and Warranties; No Default.  On the Amendment Effective Date:

(i)          The representations and warranties contained in Article III of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true, correct and complete in all respects as of such earlier date); and

(ii)          There exist no Default or Event of Default.

SECTION 4        Miscellaneous.

(a)          Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and the Administrative Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  The Borrower hereby reaffirms the grant of security under Section 3 of the Security Agreement and any other applicable Security Document and hereby reaffirms that such grants of security in the Collateral secures all Secured Obligations (as defined in the Security Agreement) under the Credit Agreement and the other Loan Documents.

(b)          Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)          No Reliance.  The Borrower hereby acknowledges and confirms to the Administrative Agent and the Lender that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

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(d)          Costs and Expenses. The Borrower agrees to pay to the Administrative Agent on the Amendment Effective Date the reasonable and documented costs, fees and expenses of the Administrative Agent and the Lenders party hereto, and the reasonable documented and reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders party hereto, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(e)          Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f)           Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(g)         Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(h)          Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i)          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(j)           Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

SATIXFY COMMUNICATIONS LTD,
as Borrower

By:	/s/ Yoav Leibovitch
Name: Yoav Leibovitch
Title: CFO

By:	/s/ David Ripstein
Name: David Ripstein
Title: CEO

[Signature Page to First Amendment to Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Administrative Agent

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

FP CREDIT PARTNERS II AIV, L.P.,
as a Lender
By: FP Credit Partners GP II, L.P. Its: General Partner By: FP Credit Partners GP II Management, LLC Its: General Partner

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS PHOENIX II AIV, L.P.,
as a Lender
By: FP Credit Partners GP II, L.P. Its: General Partner
By: FP Credit Partners GP II Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

[Signature Page to First Amendment to Credit Agreement]

ACKNOWLEDGMENT AND REAFFIRMATION

September 13, 2022

By its execution hereof, each Subsidiary Guarantor hereby expressly (a) represents and warrants that (i) it has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform this Acknowledgment and Reaffirmation, (ii) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Acknowledgment and Reaffirmation, (iii) this Acknowledgment and Reaffirmation has been duly executed and delivered on behalf of such Person, and (iv) this Acknowledgment and Reaffirmation constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (b) consents to the First Amendment to Credit Agreement dated as of the date hereof, by and among SatixFy Communications Ltd, a limited liability company organized under the laws of Israel with company registration number 51-613503-5, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent for the lenders (the “Amendment”; all capitalized undefined terms used herein shall have the meanings assigned in the Agreement and if not defined in the Agreement, shall have the meanings assigned thereto in the Credit Agreement) and (c) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect.  In furtherance of the foregoing, each Subsidiary Guarantor (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting and (ii) agrees that the Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

SATIXFY ISRAEL LTD,
as a Subsidiary Guarantor

By:	/s/ Yoav Leibovitch
Name: Yoav Leibovitch
Title:

By:	/s/ David Ripstein
Name:
Title:

SATIXFY UK LIMITED,
as a Subsidiary Guarantor

By:	/s/ Yoav Leibovitch
Name: Yoav Leibovitch
Title:

By:	/s/ M. Burko
Name: M. Burko
Title: Director

SATIXFY SPACE SYSTEMS UK LTD,
as a Subsidiary Guarantor

By:	/s/ Yoav Leibovitch
Name: Yoav Leibovitch
Title:

By:	/s/ M. Burko
Name: M. Burko
Title: Director